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                                                                    Exhibit 10.8

                             CMC HEARTLAND PARTNERS
                           547 West Jackson Boulevard
                            Chicago, Illinois  60661

                                                                 January 2, 1998

Mr. Edwin Jacobson
2575 South Bayshore Drive
Penthouse A
Coconut Grove, Florida 33133

                 Re:   First Amendment to Employment Agreement

Dear Mr. Jacobson:

          We are writing with respect to your employment by CMC Heartland Partners (the "Company") as President and Chief Executive Officer of the Company, pursuant to an Employment Agreement, dated July 2, 1995 (the "Employment Agreement"), the term of which expires on July 2, 2000. The Company acknowledges and recognizes the value of your experience and abilities to the Company since the beginning of your employment with the Company, and the Company desires to continue to retain and make secure for itself such experience and abilities through May 30, 2002. Therefore, as of the date hereof, (i) Section 1 of the Employment Agreement is hereby amended to delete the clause "the fifth anniversary of the date hereof" and substitute therefor the date "May 30, 2002" and (ii) Section 7(d)(i) of the Employment Agreement is hereby amended to delete the clause "the fifth anniversary of the date of the commencement of your employment hereunder" and substitute therefor the date "May 30, 2002". Except as amended by this letter, the Employment Agreement remains in full force and effect in accordance with its terms.

          If the foregoing is satisfactory, would you please so indicate by signing and returning to the Company the enclosed copy of this letter whereupon this will constitute our agreement on the subject.

                                              CMC HEARTLAND PARTNERS

                                              By:  Heartland Technology, Inc,
                                                   as General Partner

                                              By:  /s/ Leon F. Fiorentino
                                                   ----------------------------
                                                   Name:  Leon F. Fiorentino
                                              Title: Vice President-Finance
ACCEPTED AND AGREED TO:

/s/ Edwin Jacobson
---------------------------
     Edwin Jacobson

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